Exhibit 8


                            ASSIGNMENT FOR SECURITY
                            -----------------------

                                  (TRADEMARKS)
                                   ----------

         WHEREAS, Fashion Avenue Knits Inc., a New York corporation (herein referred to as "Assignor"), owns the trademarks and trademark applications listed on the annexed Schedule 1-A, which trademarks are registered in, and which trademark applications have been filed with, the United States Patent and Trademark Office (the "Trademarks");

         WHEREAS, Assignor is obligated to THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as agent (referred to herein as the "Assignee") for the lenders (the "Lenders") named in Schedules 2.01(a) and (b) of the Credit Agreement dated as of June 5, 1995, among Donnkenny Apparel, Inc., a Delaware corporation, Beldoch Industries Corporation, a Delaware corporation, the Assignor, the other Loan Parties named therein and signatory thereto, the Lenders and the Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), and Assignor has entered into a Security Agreement and Mortgage-Trademarks dated as of June 5, 1995, as amended by a letter agreement dated as of July 24, 1995 and a Second Amendment Agreement dated as of the date hereof (the "Agreement"), in favor of Assign ee; and

         WHEREAS, pursuant to the Agreement, Assignor has assigned to Assignee and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations, as defined in the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Obligations.

         Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

         Assignee's address is 111 West 40th Street, 10th Floor, New York, New York 10018.


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



         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the 10th day of September, 1996.

                              FASHION AVENUE KNITS INC.


                              By  /s/ Richard Rubin
                                  Name:  Richard Rubin
                                  Title: President and Chief Executive Officer


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




STATE OF NEW YORK     )
                      )   ss.:
COUNTY OF NEW YORK    )

         On this      day of September, 1996, before me personally appeared
                               , to me known, who, being by me duly sworn, did
depose and say that he resides at
and that he is                                  of Fashion Avenue Knits Inc.,
the New York corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation, and that he signed his name thereto pursuant to such authority.


                                                  --------------------------
                                                          Notary Public


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



                    SCHEDULE 1-A TO ASSIGNMENT FOR SECURITY
                    ---------------------------------------

                                   TRADEMARKS
                                   ----------

     Trademark                      Reg. Date                      Reg. No.
     ---------                      ---------                      --------
   IT'S OUR TIME                      3-9-93                       1,756,986